Exhibit 10.12

June 29, 2010

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

THL Managers V, LLC

100 Federal Street, 35th Floor

Boston, Massachusetts 02110

Re: Management Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) serves to confirm the retention by MFI Holding Corporation (the “Company”) of Goldman, Sachs & Co. (the “GS Manager”) and THL Managers V, LLC (the “THL Manager” and together with the GS Manager, the “Managers” and each a “Manager”) to provide management, consulting and financial services to the Company and its subsidiaries (collectively, the “Company Group”), as follows:

1. Services; Fees.

(a) The Company has retained the Managers, and each Manager hereby agrees to accept such retention, to provide to the Company Group, when and if called upon, by and through itself, its affiliates and/or such respective officers, employees, representatives and third parties as the Managers in their sole discretion may designate from time to time, certain management, consulting, financial and strategic advisory services of the type customarily performed by such Managers.

(b) Commencing on the date hereof (the “Effective Date”), the Company agrees to pay, or to cause one or more of its subsidiaries to pay, the Managers an aggregate annual fee (the “Advisory Fee”) in an amount equal to the greater of (x) $2,250,000 and (y) 1% of Consolidated EBITDA (as defined in that certain Credit Agreement dated as of June 29, 2010 (as may be amended, modified or supplemented from time to time) by and among MFI Midco Corporation, Michael Foods Group, Inc., Bank of America, N.A. as Administrative Agent and the Lenders from time to time party thereto), before deducting the Advisory Fee payable pursuant to this Section 1(a) (“Adjusted EBITDA”). The Advisory Fee shall be payable in quarterly installments in advance (based on the prior year’s Adjusted EBITDA) on January 1, April 1, July 1 and October 1 of each year, with an adjustment of the Advisory Fee for any fiscal year payable promptly following the determination of Adjusted EBITDA for such fiscal year or on termination of this Agreement. A portion of the Advisory Fee will be paid to the THL Manager, in an amount equal to the product of (x) the Advisory Fee and (y) a fraction the numerator of which is the number of shares of Company Common Stock (or other Equity Securities (as defined in the Stockholders Agreement (defined below)) of the Company or any of its subsidiaries) owned, directly or beneficially, by the THL Manager and its affiliates on the first business day in the applicable calendar quarter for which such Advisory Fee is required to be paid and the denominator of which is the aggregate number of shares of Company Common

Stock (or other Equity Securities of the Company or any of its subsidiaries) owned, directly or beneficially, by the Managers and their respective affiliates on such business day (such fraction, the “THL Share”); the remaining portion of the Advisory Fee will be paid to the GS Manager. The initial Advisory Fee shall be pro-rated to reflect the portion of the current quarter which has elapsed from the first date of such quarter through the Effective Date.

(c) In consideration for the structuring services rendered in connection with the indirect acquisition of the outstanding shares of M-Foods Holdings, Inc. (“M-Foods”) by the Company pursuant to the Merger Agreement, dated as of May 20, 2010, by and among M-Foods, MFI Midco Corporation, MFI Acquisition Corporation and Michael Foods Investors, LLC (solely as representative for M-Foods stockholders) (as amended from time to time, the “Merger Agreement”), which services included, but were not limited to, financial advisory services and capital structure review (the “Initial Services”), the Company agrees to also pay, or to cause one or more of its subsidiaries to pay, the Managers a one-time transaction fee in an aggregate amount equal to $16,750,000 (the “Merger Fee”). The Merger Fee shall be payable immediately upon the Closing (as defined in the Merger Agreement). A portion of the Merger Fee will be paid to the THL Manager, in an amount equal to the product of (x) the Merger Fee and (y) the THL Share as of the Effective Date; the remaining portion of the Merger Fee will be paid to the GS Manager.

(d) With respect to each transaction, including, without limitation, any proposed acquisition, merger, full or partial recapitalization, structural reorganization (including any divestiture of one or more subsidiaries or operating divisions of any member of the Company Group), reorganization of the shareholdings or other ownership structure of the Company Group, sales or dispositions of assets or equity interests or any other similar transaction (each, a “Transaction”) directly or indirectly involving the members of the Company Group, the Company may, subject to the approval of the board of directors of the Company, agree to pay (or cause one or more of its subsidiaries to pay) the Managers an aggregate fee (a “Transaction Fee”) equal to one percent (1%) of the Transaction Value (as defined below), or such lesser amount as the Managers and the Company may agree in writing. Any such Transaction Fee shall be payable immediately upon the closing of the applicable Transaction. A portion of any such Transaction Fee that the Company elects to pay will be paid to the THL Manager, in an amount equal to the product of (x) the applicable Transaction Fee and (y) the THL Share as of the closing of such Transaction; the remaining portion of such Transaction Fee will be paid to the GS Manager. As used herein, “Transaction Value” means the total value of the applicable Transaction, including, without limitation, the aggregate amount of the cash funds and the aggregate value of the other securities or obligations required to complete such Transaction (excluding any fees payable pursuant to this paragraph 1(d)), including any indebtedness, guarantees, capital stock or similar items issued or made to facilitate, and the amount of any revolving credit or other liquidity facilities or arrangements established in connection with, such Transaction or assumed, refinanced or left outstanding in connection with or immediately following such Transaction. For purposes of calculating a Transaction Fee, the value of any securities included in the Transaction Value will be determined by the average of the last sales prices for such securities on the five trading days ending five days prior to the consummation of the applicable Transaction, provided that if such securities do not have an existing public trading market, the value of the securities shall be their fair market value as mutually reasonably agreed between the Managers and the Company, on behalf of the members of the Company Group, on the day prior to consummation of such Transaction. For the avoidance of doubt, no Transaction Fee (other than the Merger Fee) shall be payable in respect of the Initial Services.

(e) In addition to any fees that may be payable to the Managers under this Agreement, the Company shall, or shall cause one or more of its subsidiaries to, on behalf of itself and the other members of the Company Group (subject to paragraph 1(f)), reimburse the Managers and their affiliates and their respective employees and agents, from time to time upon request, for all reasonable out-of-pocket expenses incurred following the date hereof in connection with this retention and performing the services hereunder, including but not limited to air travel charged at reasonable rates, research, other travel and per diem costs and expenses of any legal, consulting, accounting or other professional advisors to the Managers. The Managers may submit monthly expense statements to the Company or any other member of the Company Group, which statement shall be payable within thirty days. Nothing in this paragraph 1(e) shall limit any obligations of the Company to reimburse any costs and expenses to the Managers, their subsidiaries or affiliates as provided in the Stockholders Agreement, dated as of the date hereof, among the parties thereto, as the same may be amended from time to time (the “Stockholders Agreement”), or in the Registration Rights Agreement, dated as of the date hereof, among the parties thereto (the “Registration Rights Agreement”).

(f) The Company (on behalf of itself and the other members of the Company Group) hereby acknowledges and agrees that the obligations of the Company under this paragraph 1 shall be borne jointly and severally by each member of the Company Group.

2. Liabilities; Indemnification.

(a) The Company shall, or shall cause one or more of its affiliates to, on behalf of the Company Group, indemnify and hold harmless, to the fullest extent permitted by law, each of the Managers and their respective partners (both general and limited), members (both managing and otherwise), stockholders, officers, directors, advisory directors, managing directors, employees, agents, representatives and affiliates (as the term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof) (other than the Company and its subsidiaries) (and partners (both general and limited), members (both managing and otherwise), stockholders, officers, directors, advisory directors, managing directors, employees, agents, representatives and controlling persons thereof) (each such person being an “Indemnified Party”) against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the services under this Agreement or the engagement of the Managers pursuant to and the performance by the Managers of the services under this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and any and all expenses incurred investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in any settlement of any such claim or litigation) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any particular loss, claim, damage, liability, cost or expense of an Indemnified Party to the extent that such is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. Such indemnification obligation shall be in addition to any liability that any member of the Company Group may otherwise have to any other such Indemnified Party.

(b) If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, the Company agrees to contribute, or to cause one or more of its subsidiaries or affiliates to contribute, on behalf of the Company Group, to the Liabilities involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company Group, on the one hand, and by the Manager, on the other hand, with respect to the services provided under this Agreement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company and its subsidiaries, on the one hand, and of the Managers, on the other hand; provided, however, that to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by the Managers from the Company under this Agreement. Relative benefits to the Company Group, on the one hand, and to the Managers, on the other hand, with respect to the services hereunder shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the services or any transactions to which the services relate bears to (ii) all fees actually received by the Managers in connection with the services hereunder. Relative fault shall be determined, in the case of Liabilities arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company to the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(c) Upon receipt by an Indemnified Party of actual notice of any pending or threatened action, claim, suit, investigation or proceeding (an “Action”) against such Indemnified Party with respect to which indemnity may be sought under this Agreement, such Indemnified Party shall promptly notify the Company in writing; provided that failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of the indemnity provision under this Agreement or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall have the right to assume the defense of any such Action including the employment of counsel reasonably satisfactory to such Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel promptly or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company will not, and shall cause its subsidiaries not to, without the Managers’ prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any Action in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party therein) unless the Company has given the Managers reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Action. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party, without such Indemnified Party’s prior written consent. No Indemnified Party seeking indemnification, reimbursement or contribution under this Agreement will, without the Company’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Action referred to herein.

(d) Except in cases of gross negligence or willful misconduct, none of the Managers, their respective affiliates or any of their respective employees, officers, directors, partners, consultants, members, stockholders or their respective affiliates shall have any 1iability of any kind whatsoever to any member of the Company Group for any damages, losses or expenses (including, without limitation, special, punitive, incidental or consequential damages and interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors) with respect to the provision of services hereunder.

(e) Prior to entering into any agreement or arrangement with respect to, or effecting, any Transaction involving the transfer, liquidation or other disposition of all or a significant portion of its assets or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify the Managers in writing thereof and, if requested by the Managers, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions satisfactory to the Managers.

(f) The provisions of this paragraph 2 and any modification thereof shall apply to the services provided to the Company Group by the Managers (including related activities prior to the date hereof) and shall remain in full force and effect regardless of the completion or termination of this Agreement. The provisions of this paragraph 2 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and its respective successors, heirs and representatives. The Company’s obligations hereunder shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

3. Confidentiality. The parties hereto agree that the terms of this Agreement shall remain strictly confidential as between them and that neither the existence of this Agreement or any terms herein, nor any advice or opinions provided by the Managers hereunder, shall be disclosed or referred to publicly or to any third party (other than the Managers’ and the Company Group’s legal, tax, financial or other advisors), without first obtaining the written consent of the other parties; provided, however, that any party may disclose the terms of this Agreement to the extent required by law or regulation or requested by any governmental agency or other regulatory authority and the Managers may disclose the terms of this Agreement in connection with any assignment permitted under paragraph 7 (Assignment; Third Party Beneficiaries) hereof.

4. Term. This Agreement shall continue in effect from year to year unless terminated by mutual consent of the Company, the GS Manager and the THL Manager; provided that the rights of each Manager under this Agreement shall terminate at such time as such Manager (together with its affiliates) no longer owns any shares of Company Common Stock. In addition, in connection with the consummation of a Change of Control (as defined in the Stockholders Agreement) or an IPO (as defined in the Stockholders Agreement), the Company may terminate this Agreement by delivery of a written notice of termination to the Managers. In the event of such a termination by the Company of this Agreement, the Company shall, or shall cause one or more of its subsidiaries to, pay in cash to the Managers (i) all unpaid Advisory Fees, Merger Fees and Transaction Fees, as applicable, payable to each Manager pursuant to paragraph 1(a), 1(b) and 1(c) of this Agreement with respect to all periods prior to the termination date and all expenses due under this Agreement to each such Manager with respect to all periods prior to the termination date, plus (ii) the net present value (using a discount rate equal to the yield as of such termination date on U.S. Treasury securities of like maturity based on the times such payments would have been due) of the Advisory Fees that would have been payable with respect to the period from the termination date through the twelfth anniversary of the Effective Date, or, if terminated following the twelfth anniversary of the Effective Date, through the first anniversary of the Effective Date occurring after the termination date, any such fees payable pursuant to this clause (ii) to be apportioned so that the THL Manager receives the THL Share of such fee and the GS Manager receives the remainder of such fee.

5. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Manger unless such modification, amendment or waiver is approved in writing by the Company, the GS Manager and the THL Manager. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6. Permissible Activities; Corporate Opportunities. The parties acknowledge that the GSCP Parties (as defined in the Company’s certificate of incorporation (the “Charter”)) and the THL Parties (as defined in the Charter) are permitted to engage in certain activities as set forth in Article IX of the Charter.

7. Assignment, Third Party Beneficiaries. The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth below, no person other than the parties hereto and their respective successors and permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that the respective partners (both general and limited), members (both managing and otherwise), stockholders, officers, directors, advisory directors, managing directors, employees, agents, representatives and affiliates of the Managers are third-party beneficiaries under paragraphs 2 (Indemnification) and 6 (Corporate Opportunities; Permissible Activities) of this Agreement. No party hereto may assign this Agreement to any person or entity, except that each Manager shall have the right to assign this Agreement to any of its affiliates (provided that such affiliate executes and delivers to the Company and the other Manager an agreement pursuant to which such affiliate agrees to be bound by the terms of this Agreement) and upon any such assignment, such assignee shall have and be able to exercise and enforce all rights, and shall be subject to the duties, of the assigning Manager. To the extent this Agreement is assigned in connection with the foregoing, any reference to the assigning Manager shall be treated as a reference to the assignee.

8. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings arising out of or relating to this Agreement, of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan within the State of New York in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum or lack of personal jurisdiction in respect of such dispute. Each of the parties hereto agrees that a judgment rendered in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph 8.

9. Notices. Any notices, demands, requests, waivers, or other communications required or permitted under this Agreement shall be in writing and shall be addressed as follows:

To the Company:	MFI Holding Corporation
c/o GS Capital Partners 200 West Street
New York, New York 10282
	Facsimile:	(212) 357-5505
	Attention:	Adrian Jones
Oliver Thym
Nicole Agnew

With a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
	Facsimile:	(212) 859-4000
	Attention:	Robert C. Schwenkel, Esq.
Murray Goldfarb, Esq.

To GS:	Goldman, Sachs & Co.
200 West Street
New York, New York 10282
	Facsimile:	(212) 357-5505
	Attention:	Adrian Jones
Oliver Thym
Nicole Agnew

With a copy to:	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
	Facsimile:	(212) 859-4000
	Attention:	Robert C. Schwenkel, Esq.
Murray Goldfarb, Esq.

To THL:	THL Managers V, LLC
100 Federal Street, 35th Floor
Boston, Massachusetts 02110
	Facsimile:	(617) 227-3514
	Attention:	Kent Weldon
Joshua Bresler

With a copy to:	Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
	Facsimile:	(617) 772-8333
	Attention:	Marilyn French, Esq.

Unless otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt), in each case at the addresses and facsimile numbers set forth above (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision).

10. Miscellaneous.

(a) Each Manager is acting as an independent contractor and not in any other capacity, with duties solely to the Company Group.

(b) Each party hereto represents and warrants that the execution and delivery of this Agreement by such party has been duly authorized by all necessary action of such party.

(c) At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(d) This Agreement together with the agreements referenced herein contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(e) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Each party hereto shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(g) It is expressly understood that paragraphs 1(e), 2, 3, 4, 8 and 10, in their entirety, shall survive any termination of this Agreement.

(h) This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

MFI HOLDING CORPORATION

By:
Name:
Title:

ACCEPTED AND AGREED BY:

GOLDMAN, SACHS & CO.

By:
Name:
Title:

THL MANAGERS V, LLC

By:
Name:
Title:

[Signature Page to Management Agreement]